Exhibit 3.42

( [ 0 COMPANY NO. 199701794E FORM 9 THE COMPANIES ACT, CAP. 50 SECTION 19{4) CERTIFICATE OF INCORPORATION OF PRIVATE COMPANY THIS IS TO CERTIFY THAT ENSCO ASIA PACIFIC PTE. LIMITED IS INCORPORATED UNDER THE COMPANIES ACT, CAP. 50, ON AND FROM 19/03/1997 AND THAT THE COMPANY IS A PRIVATE COMPANY LIM)TED BY SHARES. GIVEN UNDER MY HAND AND SEAL ON 19/03/1997 GILBERT~ K SEANG . SENIOR ASST REGISTRAR OF COMPANIES AND BUSINESSES SINGAPORE